April 20, 2001


                 VAUGHAN, NELSON, SCARBOROUGH & MCCULLOUGH, L.P.
                               VNSM TRUST COMPANY


                                 CODE OF ETHICS


     This is the Code of Ethics of Vaughan, Nelson, Scarborough & McCullough, L.P. and VNSM Trust Company (collectively, the "Firm").

THINGS YOU NEED TO KNOW TO USE THIS CODE

     1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

     2. The Firm  considers all employees to be ACCESS  PERSONS under this Code.

     There are three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from the CODE OFFICER.


     By SEC rule, all the members of the Firm's board are ACCESS PERSONS, even those who aren't employees of the Firm. So all board members are subject to both
Part I and Part II of this Code. But if you are a board member who is not an employee of the Firm, you do not have to comply with the trading restrictions and blackout provisions in Section B of Part II.

     3. The CODE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:
o Some provisions of the Code that are mandated by SEC rule cannot be waived.

               PART I--APPLIES TO ALL PERSONNEL

GENERAL PRINCIPLES--THESE APPLY TO ALL PERSONNEL (INCLUDING ALL BOARD MEMBERS)

     The Firm is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to

     o use for their own benefit (or the benefit of anyone other than the client) information about the Firm's trading or recommendations for client accounts; or

     o take advantage of investment opportunities that would otherwise be available for the Firm's clients.

     Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

     The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.

     The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, or suspend or terminate your employment.

     Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

     If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CODE OFFICER. Don't just guess at the answer. Ignorance or lack of understanding is no excuse for a violation.

GIFTS TO OR FROM BROKERS OR CLIENTS--THIS APPLIES TO ALL PERSONNEL
------------------------------------------------------------------
(INCLUDING ALL BOARD MEMBERS)
-----------------------------

     No personnel may accept or receive on their own behalf or on behalf of the Firm any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to the Firm or its clients or place the recipient or the Firm in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of firm personnel.

     No personnel may give on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the NASD from time to time (currently $100).

     These policies are not intended to prohibit normal business entertainment. Any questions as to whether a particular gift or entertainment activity constitutes normal business entertainment should be directed to the CODE OFFICER.

SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY--THIS APPLIES TO ALL
------------------------------------------------------------------------------
PERSONNEL, EXCEPT MEMBERS OF THE FIRM'S BOARD WHO ARE NOT EMPLOYEES OF THE FIRM
-------------------------------------------------------------------------------

     To avoid conflicts of interest, inside information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other for-profit entity, except with the advance written approval of the Firm. Approval must be obtained through the CODE OFFICER, and will ordinarily require consideration by the President or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm, nor does it apply to members of the Firm's board who are not employees of the Firm.

                  PART II--APPLIES TO ACCESS PERSONS

A.       REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS (INCLUDING )
-------------------------------------------------------------------------------
ALL MEMBERS OF THE FIRM'S BOARD
-------------------------------


NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports. Absent extenuating circumstances, only those involved with the internal review of personal transactions (i.e., the CODE OFFICER, those assisting the CODE OFFICER and the President) will have access to submitted reports. The reports are also required to be made available for certain other purposes, such as SEC inspections.

     1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the CODE OFFICER a Holdings Report on Form A (copies of all reporting forms are available from the CODE OFFICER). Personnel who are ACCESS PERSONS on the date this Code goes into effect (June 1, 2000) must file an Initial Holdings Report on Form A with the CODE OFFICER by June 30, 2000.
     Form A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON (or on June 1, 2000, if you are an ACCESS PERSON on the date this Code goes into effect).

     Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON under the Code.

     2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the CODE OFFICER a Quarterly Transactions Report on Form B.

     Form B requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers, investment managers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

     3. ANNUAL HOLDINGS REPORTS. By January 30 of each year, you must file with the CODE OFFICER an Annual Holdings Report on Form C.

     Form C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of prior year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the prior year.

     Form C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON under the Code.

     4. DUPLICATE CONFIRMATIONS AND PERIODIC STATEMENTS. If you or any member of your FAMILY/HOUSEHOLD has a securities account that holds or will hold COVERED SECURITIES with any broker, dealer, investment manager or bank, you or your FAMILY/HOUSEHOLD member must direct that broker, dealer, investment manager or bank to send, directly to the Firm's CODE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

B.       TRANSACTION RESTRICTIONS--THESE APPLY TO ALL ACCESS PERSONS, EXCEPT
----------------------------------------------------------------------------
MEMBERS OF THE FIRM'S BOARD WHO ARE NOT EMPLOYEES OF THE FIRM
--------------------------------------------------------------

     1. PRECLEARANCE. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written preclearance for that transaction from the CODE OFFICER or others as approved by the CODE OFFICER.

     Once obtained, preclearance is valid only for the day on which it is granted and the following one (1) business day. The CODE OFFICER may revoke a preclearance any time after it is granted and before you execute the transaction. The CODE OFFICER may deny or revoke preclearance for any reason. In no event will preclearance be granted for any COVERED SECURITY if, to the knowledge of the CODE OFFICER, the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

     The preclearance requirements do not apply to the following categories of transactions:

          X Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

          X Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

          X Transactions effected through an unaffiliated managed account are excluded only if the Access Person (or member of his or her Family/Household, as applicable) has not initiated the investment transaction, has not been consulted regarding any specific investment recommendations or decisions, and is not otherwise participating in the account's investment process.

          X Purchases of COVERED SECURITIES pursuant to an automatic dividend reinvestment plan.

          X Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

     2. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in an initial public offering. In addition, neither you nor any member of your FAMILY/HOUSEHOLD may acquire BENEFICIAL OWNERSHIP in any COVERED SECURITY in a private placement, except with the specific, advance written approval of the CODE OFFICER, which the CODE OFFICER may deny for any reason.

     3. PROHIBITION ON SHORT-TERM TRADING. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, a COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days for a profit. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity. This prohibition on short-term trading does not apply to either (1) transactions in common or preferred stocks of a class that is publicly-traded, has a 60 day average daily trading volume greater than 250,000 shares (as indicated by Stockval or an equivalent source) and is issued by a company with a stock market capitalization of at least 5 billion U.S. dollars (or the equivalent in foreign currency) or (2) transactions effected through an unaffiliated managed account where the ACCESS PERSON (or member of his or her Family/Household, as the case may be) has not initiated the investment transaction, has not been consulted regarding specific investment recommendations or decisions, and is not otherwise participating in the investment process.

     4. 7-DAY BLACKOUT PERIOD--THIS APPLIES TO ALL ACCESS PERSONS. No ACCESS PERSON (including any member of the FAMILY/HOUSEHOLD of such ACCESS PERSON) may purchase or sell any COVERED SECURITY within the three business days immediately before or after a business day on which any client account managed by the Firm purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security), unless the ACCESS PERSON had no actual knowledge that the COVERED SECURITY (or any closely related security) was being considered for purchase or sale for any client account. If any such transactions occur, the Firm will generally require any profits from the transactions to be disgorged for donation by the Firm to charity. Note that the total blackout period is 7 business days (the day of the client trade, plus three business days before and three business days after).

NOTE: It sometimes happens that an ACCESS PERSON who is responsible for making investment recommendations or decisions for client accounts (such as a portfolio manager or analyst) determines--within the three business days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the ACCESS PERSON's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the ACCESS PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the ACCESS PERSON MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the third day following the day of the transaction for the ACCESS PERSON's (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. The Firm recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears that the ACCESS PERSON acted in good faith and in the best interests of the Firm's clients.

     The blackout requirements do not apply to the following categories of transactions:

          X Transactions in common or preferred stocks of a class that is publicly-traded, has a 60 day average daily trading volume greater than 250,000 shares (as indicated by Stockval or an equivalent source) AND is issued by a company with a stock market capitalization of at least 5 billion U.S. dollars (or the equivalent in foreign currency).

          X Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

          X Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

          X Transactions effected through an unaffiliated managed account are excluded only if the ACCESS PERSON (or member of his or her FAMILY/HOUSEHOLD, as applicable) has not initiated the investment transaction, has not been consulted regarding any specific investment recommendations or decisions, and is not otherwise participating in the account's investment process.

          X Purchases of COVERED SECURITIES pursuant to an automatic dividend reinvestment plan.

          X Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

                                   DEFINITIONS

     These terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                              BENEFICIAL OWNERSHIP
                                  CODE OFFICER
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD

     The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

               IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CODE OFFICER. DON'T JUST GUESS AT THE ANSWER.

               ACCESS PERSON includes:
               -------------


               Every member of the board of the Firm's general partner, Vaughan, Nelson, Scarborough & McCullough, Inc., even those board members that are not employees of the Firm

               Every employee of the Firm

               Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of the Firm), even if you don't share in the profits. BENEFICIAL
OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

               Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

               Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

               Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the arrangement is a "blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

               Securities in a person's individual retirement account.

               Securities  in  a  person's   account  in  a  401(k)  or  similar
               retirement plan, even if the person has chosen to give someone else investment discretion over the account.

               Securities owned by a trust of which the person is either a trustee or a beneficiary.

               Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).


This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CODE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

CODE OFFICER means Richard Faig, or another person that he or she designates to perform the functions of Code Officer when he or she is not available. For purposes of reviewing the Code Officer's own transactions and reports under this Code, the functions of the Code Officer are performed by Lee Lahourcade.

COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940, except:

               Direct obligations of the U.S. Government. (Note: This includes only securities supported by the full faith and credit of the U.S. Government, such as U.S. Treasury bonds, and does not include securities issued or guaranteed by federal agencies or government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government.)

               Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

               Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

               options on securities, on indexes and on currencies.

               investments in all kinds of limited partnerships.

               investments in foreign unit trusts and foreign mutual funds.

               investments in private investment funds, hedge funds (e.g., VNSM Multimedia Fund L.P.) and investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask the CODE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

               Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

               Your children under the age of 18.

               Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

               Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your Family/Household have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

                                                           VNSM - CODE OF ETHICS

                        FORM A - INITIAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CODE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER THE VAUGHAN, NELSON, SCARBOROUGH & McCULLOUGH, L.P. AND VNSM TRUST COMPANY CODE OF ETHICS (the "CODE"). (PERSONNEL WHO WERE ACCESS PERSONS ON THE DATE THE CODE WENT INTO EFFECT MUST FILE A COMPLETED FORM A WITH THE CODE OFFICER BY JUNE 30, 2000.) TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ____________________________________________

Date I Became an ACCESS PERSON (the "Reporting Date"):  ________________
     (for personnel who were ACCESS PERSONS on the date the Code went into effect, the Reporting Date is June 1, 2000)

Date received by CODE OFFICER:  ______________________________________

Initial Certification:

          I understand that for purposes of the Code I am classified as: X an ACCESS PERSON

Initial Holdings Report (check ONE of the following two boxes):

          Neither I, nor any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

          Attached as APPENDIX A is a complete list of all COVERED SECURITIES in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check ONE of the following two boxes):

          Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

          All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

          Name(s) of Institution(s)













          All information provided in this Form A is true and complete to the best of my knowledge.

          I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.



                                               Signed: _________________________
                                               Date: ___________________________

Appendix A - Initial Report of all COVERED SECURITIES

Name of ACCESS PERSON:  ___________________________________


------------------------------------------------------ -----------------------------------------------------

Title/Description of COVERED SECURITIES                Number of Shares (or Principal Amount, if not a
                                                       stock)
------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------



------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------


------------------------------------------------------ -----------------------------------------------------

Note:  Please use additional sheets as needed.

                                                           VNSM - CODE OF ETHICS

                      FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CODE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ___________________________________________
Reporting Period/Calendar Quarter End Date: _______________________ Date received by CODE OFFICER: _____________________________________


Transactions Report (check ONE of the following two boxes):
-----------------------------------------------------------

               There were no transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

               Attached as APPENDIX B is a complete list of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP, other than transactions effected through securities accounts as to which a standing order was (and remains) in effect to provide duplicate broker confirmations of all transactions in COVERED SECURITIES and periodic account statements to the CODE OFFICER. [Please state if no transactions occurred in addition to those for which confirmations and statements are received.]

New Securities Accounts (check ONE of the following two boxes):
---------------------------------------------------------------

               Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

               During the most recent calendar quarter, I and/or a member of my FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers, investment managers or banks in which securities are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL
               OWNERSHIP:

               Name(s) of Institution(s)                Date Account Established
               -------------------------                ------------------------














               All information provided in this Form B is true and complete to the best of my knowledge.


                                               Signed: _________________________
                                               Date: ___________________________

Appendix B -  Transactions  in COVERED  SECURITIES  During Most Recent  Calendar
--------------------------------------------------------------------------------
Quarter
-------

Name of ACCESS PERSON:  ___________________________________
Reporting Period/Calendar Quarter:  ________________________
Date received by CODE OFFICER:  _____________________________

----------------------------------------------------------------------------------------------------------------------
                    TYPE                                                                               INSTITUTION
                   (E.G.,                                                RATE/MATURITY                THROUGH WHICH
 TRANSACTION     PURCHASE,     TITLE OF       NUMBER       PRINCIPAL         DATE                      TRANSACTION
     DATE          SALE)      SECURITIES    OF SHARES        AMOUNT          (IF           PRICE         EFFECTED
     ----          -----      ----------    ---------        ------          ----          -----         --------
                                                                          APPLICABLE)
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------

Note:  Please use additional sheets as needed.


YOU DON"T HAVE TO LIST TRANSACTIONS IN COVERED SECURITIES ON APPENDIX B IF THEY WERE EFFECTED THROUGH SECURITIES ACCOUNTS AS TO WHICH A STANDING ORDER WAS (AND REMAINS) IN EFFECT TO PROVIDE DUPLICATE BROKER CONFIRMATION STATEMENTS AND PERIODIC ACCOUNT STATEMENTS TO THE CODE OFFICER.

                                                           VNSM - CODE OF ETHICS

      FORM C - ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CODE OFFICER NO LATER THAN JANUARY 30 --- OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ______________________________________
Calendar Year Covered by this Report:  ________________________
Date received by CODE OFFICER:  ________________________________

Annual Certification

               I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code, and have reported to the CODE OFFICER all transactions required to be reported under the Code.

Annual Holdings Report (check ONE of the following two boxes):

               As of December 31 of the most recently completed calendar year, neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

               Attached as APPENDIX C is a complete list of all COVERED SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of December 31 of the most recently completed calendar year.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check ONE of the following two boxes):

               Neither I, nor any member of my FAMILY/HOUSEHOLD, as of December 31 of the most recently completed calendar year, had any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

               All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP are listed below:

               Name(s) of Institution(s)
















               All information provided in this Form C is true and complete to the best of my knowledge.


                                               Signed: _________________________
                                               Date: ___________________________

Appendix C - Annual Report of all COVERED SECURITIES
----------------------------------------------------

Name of ACCESS PERSON:  ___________________________________
Date received by CODE OFFICER:  _____________________________


--------------------------------------------------------------------------------------------------------------------

Title/Description of COVERED SECURITIES                Number of Shares               Principal Amount
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------

Note: All information should be reported as of December 31 of the most recently completed calendar year. Please use additional sheets as needed.